THIS NOTE (AS DEFINED BELOW) IS ISSUED IN EXCHANGE FOR THAT CERTAIN WARRANT TO PURCHASE SHARES OF COMMON STOCK #1 AND THAT CERTAIN WARRANT TO PURCHASE SHARES OF COMMON STOCK #2, EACH ORIGINALLY ISSUED BY BORROWER (AS DEFINED BELOW) AS OF JUNE 21, 2011, PURSUANT TO AN EXCHANGE AGREEMENT (AS DEFINED BELOW).

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

Exchange Date: June 26, 2015 U.S. $200,000.00

FOR VALUE RECEIVED, WOUND MANAGEMENT TECHNOLOGIES, INC., a Texas corporation ("**Borrower**"), promises to pay to TONAQUINT, INC., a Utah corporation, or its successors or assigns ("**Lender**"), the principal amount of $200,000.00 and any interest owing hereunder on the date that is fifteen (15) months after the Exchange Date (as defined below) (the "**Maturity Date**") in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of five percent (5%) per annum from the Exchange Date until the same is paid in full. This Convertible Promissory Note (this "**Note**") is issued pursuant to that certain Exchange Agreement, of even date herewith (the "**Exchange Date**"), as the same may be amended from time to time (the "**Exchange Agreement**"), by and between Borrower and Lender. It is the intent of Borrower and Lender that all interest accruing on the Outstanding Balance shall tack back to the Exchange Date for purposes of Rule 144. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Payment; Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Initial Payment Amount (as defined below) or Installment Amount (as defined below) due on such Installment Date in accordance with Section 6. All payments owing hereunder shall be in lawful money of the United States of America or Installment Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) accrued and unpaid interest, and thereafter, to (c) principal. Notwithstanding the foregoing, Borrower shall have the right to pay, without penalty, all or any portion of the Outstanding Balance along with any accrued but unpaid interest on this Note at any time prior to the Maturity Date; provided, however, that if an Event of Default has occurred, Borrower shall be subject to the increased interest rate and other provisions of this Note pertaining to an Event of Default.

2. Security. This Note is unsecured.

3. Defaults and Remedies.

3.1. Defaults. The following are events of default under this Note (each, an "**Event of Default**"): (a) Borrower shall fail to pay any principal, interest or any other amount provided under this

Note when due and payable hereunder; or (b) Borrower shall fail to deliver any Installment Conversion Shares in accordance with the terms hereof; or (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (d) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (e) Borrower shall make a general assignment for the benefit of creditors; or (f) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (g) an involuntary proceeding shall be commenced or filed against Borrower; or (h) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Exchange Agreement), other than those specifically set forth in this Section 3.1.

3.2. Remedies. Upon the occurrence of any Event of Default described in clause (c), (d), (e), (f) or (g) of Section 3.1, Borrower shall within one (1) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an "**Event of Default Notice**") to Lender. At any time and from time to time after the earlier of Lender's receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f) or (g) of Section 3.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash, without any written notice required by Lender. At any time following the occurrence of any Event of Default (after giving effect to all cure periods described in Section 3.3, as applicable), upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 16% per annum or the maximum rate permitted under applicable law ("**Default Interest**"); *provided, however*, that no Default Interest shall accrue following any cure of the applicable Event of Default so long as Lender has not provided written notice of its acceleration of this Note to Borrower prior to such cure (and, for the avoidance of doubt, if Lender has provided such notice to Borrower, Default Interest shall continue to accrue notwithstanding any cure until the Outstanding Balance has been paid in full). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 3.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Installment Conversion Shares pursuant to the terms hereof.

3.3. Cure Right. Notwithstanding the foregoing, the occurrence of an event described in clause (a), (b) or (h) of Section 3.1 (each a "**Curable Default**") shall not be considered an Event of Default if such event is cured within five (5) days of the occurrence of such event; *provided, however*, that Lender must give Borrower written notice of the first Curable Default to occur after the Exchange Date (the date of such notice, "**Initial Notice Date**"), and of the first Curable Default to occur after six (6) months have passed from the Initial Notice Date (the date of such second notice, the "**Second Notice Date**"), and of the first Curable Default to occur after six (6) months have passed from the Second Notice Date, and so on throughout the term of this Note, before such five-day cure period will begin to run in each such isolated case. To avoid any doubt, (i) other than as specifically required in the previous sentence with respect to the occurrence of particular Curable Defaults, Lender shall not be required to

give any type of notice (written or otherwise) to Borrower of any Curable Default before the five-day cure period provided with respect to Curable Defaults begins to run, and (ii) Borrower does not maintain any type of cure right with respect to the occurrence of any event described in clause (c), (d), (e), (f) or (g) of Section 3.1.

4. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

5. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6. Borrower Installments.

6.1. Installment Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Installment Conversion (the "**Installment Conversion Price**") shall be the product of the Conversion Factor multiplied by the average VWAP for the five (5) Trading Days immediately preceding the applicable Installment Conversion.

6.2. Installment Conversions. On the date that is one (1) month (the "**Initial Payment Date**") after the Exchange Date, Borrower shall pay to Lender a payment in the amount of $10,000.00 (the "**Initial Payment Amount**"), payable in cash only. Then, beginning on the date that is six (6) months after the Exchange Date and on the same day of each month thereafter until the Maturity Date (each date, together with the Initial Payment Date, an "**Installment Date**"), if paying in cash, Borrower shall pay to Lender the applicable Installment Amount due on such date subject to the provisions of this Section 6, and if paying in Installment Conversion Shares, Borrower shall deliver such Installment Conversion Shares on or before the Delivery Date (as defined below). For purposes of clarity, the table included as Attachment 2 to this Note sets forth the due date and the amount due for each payment due under this Note. Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of Common Stock (the "**Installment Conversion Shares**") in accordance with this Section 6 (each an "**Installment Conversion**") per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash if on the applicable Installment Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Installment Dates shall continue after the Maturity Date pursuant to this Section 6 until the Outstanding Balance is repaid in full, provided that Lender shall, in Lender's sole discretion, determine the Installment Amount for each Installment Date after the Maturity Date.

6.3. Allocation of Installment Amounts. Subject to Section 6.2 regarding an Equity Conditions Failure, for each Installment Date (other than the Initial Payment Date), Borrower may elect to

allocate the amount of the applicable Installment Amount between cash and via an Installment Conversion, by email or fax delivery of a notice to Lender substantially in the form attached hereto as Exhibit A (each, an "**Installment Notice**"), provided that, to be effective, each applicable Installment Notice must be received by Lender on or prior to the applicable Installment Date. If Borrower fails to prepare and deliver to Lender an Installment Notice as outlined above, then Borrower shall be deemed to have elected that the entire Installment Amount be paid in cash. Borrower shall deliver the Installment Conversion Shares from any Installment Conversion to Lender in accordance with Section 7 below on or before each applicable Delivery Date.

7. Method of Installment Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the applicable Installment Date (the "**Delivery Date**"), Borrower shall deliver to Lender or its broker (as designated in the applicable Installment Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Installment Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Installment Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Installment Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Furthermore, notwithstanding anything to the contrary contained herein, the Outstanding Balance shall not be reduced by way of an Installment Conversion until the applicable Installment Conversion Shares delivered by Borrower to Lender have become Free Trading.

8. True-Up. On the date that is fifteen (15) Trading Days (a "**True-Up Date**") from each date that the Installment Conversion Shares delivered by Borrower to Lender become Free Trading, there shall be a true-up where Borrower shall deliver to Lender the True-Up Amount if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable Installment Notice. In such event, Borrower shall deliver to Lender the True-Up Amount within three (3) Trading Days of the True-Up Date (the "**True-Up Amount Delivery Date**"). For the avoidance of doubt, if the Installment Conversion Price as of the True-Up Date is higher than the Installment Conversion Price set forth in the applicable Installment Notice, then Borrower shall have no obligation to deliver the True-Up Amount to Lender, nor shall Lender have any obligation to return any excess Installment Conversion Shares to Borrower under any circumstance. For the convenience of Borrower only, Lender may, in its sole discretion, deliver to Borrower a notice (pursuant to a form of notice substantially in the form attached hereto as Exhibit B) informing Borrower of the True-Up Amount it is obligated to deliver to Lender as of any given True-Up Date, provided that if Lender does not deliver any such notice, Borrower shall not be relieved of its obligation to deliver the True-Up Amount pursuant to this Section 8. Notwithstanding the foregoing, in lieu of delivering the True-Up Amount, Borrower may elect to cause the Outstanding Balance of this Note to increase in an amount equal to the True-Up Amount (under Lender's and Borrower's expectations that any such increase will tack back to the Original Issue Date for purposes of determining the holding period under Rule 144). If Borrower fails to deliver the True-Up Amount in cash or otherwise notify Lender of its election to increase the Outstanding Balance of this Note on or before the True-Up Amount Delivery Date, then in such event the Outstanding Balance of this Note will automatically increase by the True-Up Amount on the True-Up Amount Delivery Date.

9. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "**Maximum Percentage**"), then Borrower must not issue to Lender shares of the

Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "**Ownership Limitation Shares**". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

10. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys' fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Installment Conversion or issuance of shares pursuant to this Note.

11. Opinion of Counsel. In the event that Lender is required to deliver an opinion of counsel under or related to this Note, Lender shall cause Lender's counsel to provide such opinion.

12. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Exchange Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

13. Resolution of Disputes.

13.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Exchange Agreement) set forth as an exhibit to the Exchange Agreement.

13.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Exchange Agreement), such dispute will be resolved in the manner set forth in the Exchange Agreement.

14. Cancellation. After repayment or conversion of the entire Outstanding Balance (including without limitation delivery of any True-Up Amount pursuant to the payment of the final Installment Amount, if applicable), this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

15. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

16. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

17. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

18. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Exchange Agreement titled "Notices."

19. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY'S RIGHT TO DEMAND TRIAL BY JURY.

[*Remainder of page intentionally left blank; signature page follows*]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Exchange Date.

BORROWER:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ______________________
Name: Robert Lutz Jr.
Title: CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

TONAQUINT, INC.

By: ______________________
John M. Fife, President

[*Signature Page to Convertible Promissory Note*]

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. **"Bloomberg"** means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2. **"Closing Bid Price"** and **"Closing Trade Price"** means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 13.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. **"Conversion Factor"** means 90%, subject to the following adjustments. If at any time after the Exchange Date, the Installment Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Installment Conversions. Finally, if any Major Default occurs after the Exchange Date, the Conversion Factor shall automatically be reduced for all future Installment Conversions by an additional 5% for each of the first three (3) Major Defaults that occur after the Exchange Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time Borrower is not DTC Eligible, the Conversion Factor for future Installment Conversions thereafter will be reduced from 90% to 85% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 3.1(b), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default.

A4. **"DTC"** means the Depository Trust Company.

A5. **"DTC Eligible"** means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender's brokerage firm for the benefit of Lender.

A6. **"Equity Conditions Failure"** means that any of the following conditions has not been satisfied during any applicable Equity Conditions Measuring Period (as defined below): (a) with respect to the applicable date of determination all of the Installment Conversion Shares would be freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the **"Equity Conditions Measuring Period"**), the Common Stock is listed or designated for quotation (as applicable) on any of NYSE, NASDAQ, OTCQX, or OTCQB (each, an **"Eligible Market"**) and shall not have been suspended from trading on any such Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by Borrower); (c) on each day during the Equity Conditions Measuring Period, Borrower shall have delivered all shares of Common Stock issuable upon conversion

of this Note on a timely basis as set forth in Section 7 hereof and all other shares of capital stock required to be delivered by Borrower on a timely basis as set forth in the other Transaction Documents; (d) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 9 hereof (Lender acknowledges that Borrower shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from Lender); (e) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (f) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (g) Borrower shall have no knowledge of any fact that would reasonably be expected to cause any of the Installment Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (h) on each day during the Equity Conditions Measuring Period, Borrower otherwise shall have been in material compliance with each, and shall not have breached any, term, provision, covenant, representation or warranty of any Transaction Document; (i) without limiting clause (i) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (j) the Common Stock shall be DTC Eligible as of each applicable Installment Date or other date of determination; (k) on each day during the Equity Conditions Measuring Period, none of Borrower's filings with the SEC shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements made therein, in lights of the circumstances under which they were made, not misleading; (l) Borrower shall have filed all reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act (**"SEC Documents"**) on a timely basis or received a valid extension of such time of filing and filed any such SEC Document prior to the expiration of any such extension; (m) Borrower shall at all times during which this Note is outstanding remain an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit Borrower to terminate such status; (n) Borrower shall not have undertaken a Fundamental Transaction without Lender's prior written consent; and (o) no money judgment, writ or similar process shall have been entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets at any time during which this Note is outstanding for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender.

A7. **"Free Trading"** means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender's brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender's brokerage firm and have been deposited into such clearing firm's account for the benefit of Lender.

A8. **"Fundamental Transaction"** means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share Exchange Agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share Exchange Agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower's Common Stock, or (b) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act),

directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A9. **"Installment Amount"** means $20,000.00.

A10. **"Major Default"** means any Event of Default occurring under Sections 3.1(a) (payments), or (b) (delivery of Installment Conversion Shares) of this Note.

A11. **"Market Capitalization"** means the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower's most recently filed Form 10-Q or Form 10-K.

A12. **"Outstanding Balance"** means as of any date of determination, $200,000.00, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Installment Conversion, offset, or otherwise, plus any accrued but unpaid interest, transfer, stamp, issuance and similar taxes and fees related to Installment Conversions arising or incurred under this Note. For the avoidance of any doubt, consistent with the terms of this Note, the Outstanding Balance shall be reduced for payments made or Installment Conversions effectuated hereunder.

A13. **"Trading Day"** means any day on which the Common Stock is traded or tradable for any period on the Common Stock's principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

A14. **"True-Up Amount"** means an amount equal to the product of (a) the difference between the number of Installment Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Lender pursuant to the applicable Installment Notice, multiplied by (b) the Installment Conversion Price as of the applicable True-Up Date.

A15. **"VWAP"** means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

ATTACHMENT 2
PAYMENT SCHEDULE

Payment Date	Amount Due
July 26, 2015	$10,000.00
December 26, 2015	$20,000.00
January 26, 2016	$20,000.00
February 26, 2016	$20,000.00
March 26, 2016	$20,000.00
April 26, 2016	$20,000.00
May 26, 2016	$20,000.00
June 26, 2016	$20,000.00
July 26, 2016	$20,000.00
August 26, 2016	$20,000.00
September 26, 2016	Remaining Outstanding Balance

EXHIBIT A

Wound Management Technologies, Inc.
16633 Dallas Parkway, Suite 250
Addison, Texas 75001

Tonaquint, Inc.
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Date: ____________

INSTALLMENT NOTICE

The above-captioned Borrower hereby gives notice to Tonaquint, Inc., a Utah corporation (the "**Lender**"), pursuant to that certain Convertible Promissory Note, dated May ____, 2015, made by Borrower in favor of Lender (the "**Note**"), of certain Borrower elections and certifications related to payment of the Installment Amount of $_______________ due on __________, 201_ (the "**Installment Date**"). In the event of a conflict between this Installment Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Installment Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

INSTALLMENT CONVERSION AND CERTIFICATIONS AS OF THE INSTALLMENT DATE

A. INSTALLMENT CONVERSION

A. Installment Date: ___________, 201_
B. Installment Amount: ___________
C. Portion of Installment Amount to be Paid in Cash: ___________
D. Portion of Installment Amount to be Converted into Common Stock: ___________ (B minus C)
E. Installment Conversion Price: ______________
F. Installment Conversion Shares: ______________ (D divided by E)
G. Remaining Outstanding Balance of Note: ___________ *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Exchange Agreement), the terms of which shall control in the event of any dispute between the terms of this Installment Notice and such Transaction Documents.

B. EQUITY CONDITIONS CERTIFICATION

1. Market Capitalization:______________

(Check One)

2. ________ Borrower herby certifies that no Equity Conditions Failure exists as of the Installment Date.

3. ________ Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:

____
____
____
____

Sincerely,

Borrower:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ______________________

Name: ______________________

Title: ______________________

EXHIBIT B

Tonaquint, Inc.
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Wound Management Technologies, Inc.
Attn: Robert Lutz, Jr.
16633 Dallas Parkway, Suite 250
Addison, Texas 75001

Date: ________________

TRUE-UP NOTICE

The above-captioned Lender hereby gives notice to Wound Management Technologies, Inc., a Texas corporation (the "**Borrower**"), pursuant to that certain Convertible Promissory Note, dated May ___, 2015, made by Borrower in favor of Lender (the "**Note**"), of a True-Up Amount related to ____________, 201_ (the "**Installment Date**"). In the event of a conflict between this True-Up Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of True-Up Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

TRUE-UP AMOUNT AND CERTIFICATIONS
AS OF THE TRUE-UP DATE

1. TRUE-UP AMOUNT

A. Installment Date: ____________, 201_

B. True-Up Date: ____________, 201_

C. Portion of Installment Amount Converted into Common Stock: ____________

D. True-Up Conversion Price: ______________ (the Installment Conversion Price as of the True-Up Date)

E. True-Up Conversion Shares: ______________ (C divided by D)

F. Installment Conversion Shares Delivered: ______________

G. True-Up Amount to be Delivered: ______________ (only applicable if E minus F is greater than zero; and if so, then multiply E minus F by the Installment Conversion Price as of the True-Up Date)

2. EQUITY CONDITIONS CERTIFICATION (Section to be completed by Borrower)

A. Market Capitalization:______________

(Check One)

B. ________ Borrower herby certifies that no Equity Conditions Failure exists as of the applicable True-Up Date.

C. ________ Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:

____
____
____
____

Sincerely,

Lender:

TONAQUINT, INC.

By: ______________________________
John M. Fife, President

ACKNOWLEDGED AND CERTIFIED BY:

Borrower:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ________________________

Name: ______________________

Title: _______________________